AMENDED AND RESTATED BY-LAWS

                                      OF

                      TOTAL-TEL USA COMMUNICATIONS, INC.




                                   Article I

                                    OFFICES

          Sec. 1. PLACE.  The principal office of the corporation shall be at

150 Clove Road, Little Falls, New Jersey 07424.

          Sec. 2.  OTHER PLACES.  The corporation may have other offices at such other places as may from time to time be determined by the Board of

Directors.

          Sec. 3.  SIGN.  The name of the corporation shall be conspicuously displayed at the entrance of such offices at all times.
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                                  Article II

                            STOCKHOLDERS' MEETINGS

          Sec. 1.  ANNUAL MEETING.  The annual meeting of stockholders shall be held at the principal office of the corporation on the 10th day of June of each year at 10 o'clock in the morning, or at such other location, date and time as the Board of Directors may determine at its discretion.  If June 10th or the date designated by the Board of Directors falls upon a Sunday or a legal holiday, then the meeting shall be held upon the first business day thereafter.  The Secretary shall serve personally, or by mail, a written notice thereof, addressed to each stockholder at his address as it appears on the stock book; not less than 10, and not more than 20, days before such meeting, except that at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the advance notice requirement shall not be required for such meeting.

          Sec. 2.  QUORUM.  The presence, in person or by proxy, in writing,

of the holders of 51% of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time not less than 10 nor more than

20 days later, and the Secretary shall thereupon give at least 5 days notice by mail to each stockholder entitled to vote who was absent from such meeting.

          Sec. 3. NOTICE OF STOCKHOLDER PROPOSALS AND NOMINATIONS.  The

nomination of Directors or other business at an annual meeting of the stockholders requires, respectively, compliance with the following:

          (a)  Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the
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     stockholders may be made at a meeting of stockholders (1) by or at the direction of the Board of Directors or (2) by any stockholder of the corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (b) and (c) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the corporation.

          (b)  For Director nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (2)

     of paragraph (a) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  Such stockholder's notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities

     Exchange Act of 1934, as amended (the "Exchange Act") (including such
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     person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3)

     as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the corporation's books,

     and of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (c)  Notwithstanding anything in the second sentence of paragraph

     (b) of this By-Law to the contrary, in the event that the number of

     Directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the corporation at least seventy days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase,

     if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

          Sec. 4  SPECIAL MEETINGS.  Special meetings of stockholders other than directed by statute may be called at any time by a majority of the
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Directors.  Notice of such meeting stating the time, place and purpose for which it is called shall be served personally or by mail, to each stockholder entitled to vote at a meeting not less than 10 days before the date set for such meeting.  If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders present do not object before the conclusion of the meeting to the lack of notice and those stockholders not present at the meeting have waived the notice requirement in writing, the giving of notice as above described shall not be required for such meeting.  No business other than that specified in the call for the meeting, shall be transacted at any meeting of the stockholders.

          Sec. 5  VOTING.  At all meetings of the stockholders, each stockholder entitled to vote, and present at the meeting in person or by proxy, shall be entitled to one vote for each full share of capital stock of the corporation entitled to vote and standing registered in his name at the time of such voting; and the vote of the holders of a majority of the stock present, in person or by proxy, and entitled to vote at any such meeting of the stockholders shall control on any question brought before such meeting.

No share of stock shall be voted which has been transferred on the books of the corporation within twenty days, exclusive of the day of the meeting, next preceding an election.

          Sec. 6  PROXIES.   Any stockholder of record entitled to vote may

be represented at any meeting of the stockholders by a duly appointed proxy.

All proxies shall be written and properly signed, and shall be filed with the

Secretary of the meeting before being voted.

          Sec. 7  ORDER OF BUSINESS.  The order of business at all meetings of the stockholders, shall be as follows:
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          1.  Roll Call.

          2.  Proof of notice of meeting or waiver of notice.

          3.  Reading of minutes of preceding meeting.

          4.  Reports of Officers.

          5.  Reports of Committees.

          6.  Election of Directors.

          7.  Unfinished Business.

          8.  New Business.

          Sec. 8.  RECORD DATE FOR STOCKHOLDER CONSENT TO CORPORATE ACTION.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of

Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten business days after the date upon which the resolution fixing the record date is adopted by the

Board of Directors.  Any stockholder of record or other person seeking to take corporate action by written consent or to have the stockholders authorize action to be taken by written consent, shall, by written notice to the Secretary of the corporation, request the Board of Directors to fix a record date.  The Board of Directors shall promptly, but in all events within ten business days after the date upon which such a request is received, adopt a resolution fixing a record date.  If a request for the fixing of a record date is not made and received by the Secretary prior to the delivery of a written consent to the corporation, the Board of Directors shall promptly,

but in all events within ten business days after the date on which such a consent is delivered to the corporation, adopt a resolution fixing a record date.  If no record date has been fixed by the Board of Directors within ten business days of the date on which such a request is received or within ten
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business days of the date on which such consent is delivered, whichever is earlier, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the

Board of Directors is required by applicable law, shall be the first date on which such a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.


                                  Article III

                                   DIRECTORS

          Sec. 1.  NUMBER.  The affairs and business of this corporation shall be managed by a Board of Directors composed of not less than 3 nor more than 9 members, who shall be stockholders of record.

          Sec. 2.  HOW ELECTED.  At the annual meeting of stockholders, not less than 3 nor more than 9 persons receiving a majority of the votes cast shall be Directors and shall constitute the Board of Directors for the ensuing year.

          Sec. 3.  TERM OF OFFICE.  The term of office of each of the

Directors shall be one year, and thereafter until his successor has been elected and qualified.

          Sec. 4.  DUTIES OF DIRECTORS.  The Board of Directors shall have the control and general management of the affairs and business of the corporation.  Such Directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules regulations for the
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conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these By-Laws and the laws of the State of

New Jersey.

          Sec. 5.  DIRECTORS' MEETINGS.  Regular meetings of the Board of

Directors shall be held at the principal office of the corporation, and at such times and other places as the Board of Directors may determine.  Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon the written request of at least 2 Directors.

          Sec. 6.  NOTICE OF MEETINGS.  Notice of meetings, of the Board of

Directors shall be given by service upon each Director in person, or by mailing to him at his last known post-office address, at least 5 days before the date therein designated for such meeting, including that day of mailing,

of a written or printed notice thereof specifying the time and place of such meeting.  At any meeting at which every member of the Board of Directors shall be present, although held without notice and each of the Directors hav-

ing waived such notice, any business may be transacted which might have been transacted if the meeting had been duly called.

          Sec. 7.  QUORUM.  At Any meeting of the Board of Directors, at least three members of the Board shall constitute a quorum for the transaction of business but in the event of a quorum not being present, a lesser number may adjourn the meeting to some future time, not more than 5

Days later.

          Sec. 8.  VOTING.  At all meetings of the Board of Directors, each

Director is to have one vote, irrespective of the number of shares of stock that he may hold, and all questions shall be decided by a majority vote.

          Sec. 9.  VACANCIES.  Vacancies in the Board occurring between annual meetings shall be filled for the unexpired portion of the term by a majority of the remaining Directors.
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                                  Article IV

                                   OFFICERS

          Sec. 1.  NUMBER AND QUALIFICATION.  At the first meeting after their election the Board of Directors shall elect the officers of the corporation.  It shall be necessary that the person chosen as President shall be a member of the Board of Directors; in addition they shall elect:

                    Vice-president

                    Treasurer

                    Secretary

          Any two offices may be held by the same person.  The compensation of the officers shall be fixed by the Board of Directors.

          Sec. 2.  ELECTION.  All officers of the corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of stockholders, and shall hold office for the term of one year or until their successors are duly elected and qualified.

          Sec. 3.  DUTIES OF OFFICERS.  The duties and powers of the officers of the corporation shall be as follows:

                                   PRESIDENT

          The President shall preside at all meetings of the Board of

Directors and stockholders.

          He shall present at each annual meeting of the stockholders and

Directors a report of the condition of the business of the corporation.

          He shall cause to be called regular and special meetings of the stockholders and Directors in accordance with these By-Laws.

          He shall have general control of the business of the corporation,

subject to the direction of the Board of Directors.

          He shall appoint and remove, employ and discharge and fix the compensation of all servants, agents, employees and clerks of the corporation
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other than the duly appointed officers, subject to the approval of the Board of Directors.

          He shall sign and make all contracts and agreements in the name of the corporation.

          He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law.

          He may sign all certificates of stock, notes, drafts or bills of exchange, warrants or other orders for the payment of money duly drawn by the

Treasurer.

          He shall enforce these By-Laws and perform all the duties incident to the position and office, and which are required by law.

                                VICE-PRESIDENT

          During the absence and/or inability of the President to render and perform his duties or exercise his powers, as set forth in these By-Laws or in the acts under which this corporation is organized, the same shall be performed and exercised by the Vice President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.

                                   SECRETARY

          The Secretary shall keep the minutes of the meetings of the Board of Directors and of the Stockholders in appropriate books.

          He shall give and serve all notices of the corporation.

          He shall be custodian of the records and of the seal, and affix the latter when required.

          He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof,

alphabetically arranged, their respective places of residence, their post-office address, the number of shares owned by each, the time at which
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each person became such owner, and the amount paid thereon; and keep such stock and transfer books open daily during business hours at the office of the corporation, subject to the inspection of any Stockholder of the corporation, and permit such Stockholder to make extracts from said books to the extent and as prescribed by law.

          He may sign all certificates of stock.

          He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or shareholder of the corporation.

          He shall attend to all correspondence and perform all the duties incident to the office of Secretary.

                                   TREASURER

          The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the corporation, and deposit all such funds in the name of the corporation in such bank or banks as the Board of

Directors may designate.

          He may sign, make and endorse in the name of the corporation, all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of same and receipt therefor, under the direction of the President or the Board of Directors.

          He shall exhibit at all reasonable times his books and accounts to any Director of the corporation upon application at the office of the corporation during business hours.

          He may sign all certificates of stock.

          He shall render a statement of the condition of the finances of the corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the Stockholders.
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          He shall keep at the office of the corporation, correct books of account of all its business and transactions and other books of account as the Board of Directors may require.

          He shall, if required by the Board of Directors, give to the corporation such security for the faithful discharge of his duties as the

Board may direct.

          He shall do and perform all duties pertaining to the office of

Treasurer.

          Sec. 4.  VACANCIES, HOW FILLED.  All vacancies in any office, shall be filled by the Board of Directors without undue delay, at its regular meeting, or at a meeting specially called for that purpose.

          Sec. 5.  REMOVAL OF OFFICERS.  The Board of Directors may remove any officer, by a 66-2/3% vote, at any time with or without cause.

          Sec. 6.  DELEGATED DUTIES.  In case of the absence of any officer of the corporation, or for any other reason that may seem sufficient to the board, the Directors may, by a majority vote of the board, delegate the powers and duties of such officer, for the time being, to any other officer,

or to any Director.


                                   Article V

                                     SEAL

          Sec. 1.  The seal of the corporation shall be as follows:



                               [Corporate Seal]
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                                  Article VI

                             CERTIFICATES OF STOCK

          Sec. 1.  DESCRIPTION OF STOCK CERTIFICATES.  The certificates of stock shall be numbered and registered in the order in which they are issued.

They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof.  Such certificates shall exhibit the holder's name and the number of shares.  They shall be signed by the President or Vice-President, and countersigned by the Secretary or Treasurer and sealed with the seal of the corporation.

          Sec. 2.  TRANSFER OF STOCK.  The stock of the corporation shall be assignable and transferable on the books of the corporation only by the person in whose name it appears on said books, or his legal representatives.

In case of transfer by attorney, the power of attorney, duly executed, and acknowledged, shall be deposited with the Secretary.  In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate be issued.  No transfer shall be made upon the books of the corporation within 10 days next preceding the annual meeting of the shareholders.
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                                  Article VII

                                   DIVIDENDS

          Dividends shall be declared and paid at such times and in such amounts as the Board of Directors may in their absolute discretion determine and designate subject to the restrictions and limitations imposed by the

Statutes, Certificate of Incorporation and By-Laws.


                                 Article VIII

                              BILLS, NOTES, etc.

          Sec. 1.  HOW MADE.  All bill payable, notes, checks or other negotiable instruments of the corporation shall be made in the name of the corporation, and may be signed by the President, Secretary or Treasurer.  No officer or agent of the corporation, either singly or jointly with others,

shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the corporation, or contract or cause to be contracted any debt or liability in the name or in behalf of the corporation, except as herein expressly pre-

scribed and provided.


                                  Article IX

                                  FISCAL YEAR

          Sec. 1.  WHEN TO BEGIN.  The fiscal year of the corporation shall commence on the first day of February of each calendar year.
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                                   Article X

                                  AMENDMENTS

          Sec. 1.  HOW AMENDED.  These By-Laws may be altered, amended,

repealed or added to by an affirmative vote of the stockholders representing at least 51% of the entire outstanding capital stock having voting power, at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each stockholder of record,

which notice shall state the alterations, amendments or changes which are proposed to be made in such By-Laws.  Only such changes as have been specified in the notice shall be made.  If, however, all the stockholders shall be present at any regular or special meeting, these By-Laws may be amended by a unanimous vote, without any previous notice.

          Sec. 2.  BOARD OF DIRECTORS MAY AMEND.  The Board of Directors may

amend these By-Laws at any meeting of the Board of Directors or as otherwise allowed under law.